Exhibit 99.2
Amended Notice of Default
Under
Amended and Restated Merger Agreement
To:
IMAGE ENTERTAINMENT, INC. (“Image”)
20525 Nordhoff Street — Suite 200
Chatsworth, CA 91311-6104
ATTN: Dennis Hohn Cho, Esq.
From:
BTP Acquisition Company LLC (“BTP”)
10100 Santa Monica Blvd, Ste. 1250
Los Angeles, CA 90067
Date of Notice: January 25, 2008
Subject Agreement: Amended and Restated Merger Agreement (“Agreement”) dated June 27, 2007 among Image, BTP and BTP’s affiliate.
Default Notice is hereby given by BTP to Image pursuant to the Agreement. Image is in breach and default of the Agreement. Image was given notice of its breaches by notice dated January 23, 2008 (the “Initial Default Notice”, attached hereto as Annex A).
In addition to the breaches and defaults set forth in the Initial Default Notice, which are incorporated herein by this reference, BTP hereby notifies Image that Image is in breach of and default under the Agreement as follows:
1. Prohibited Distribution Agreement. BTP has the right to be presented, and approve, distribution and license agreements pursuant to Section 4.01(xii) of the Agreement. Image and CT1 Holdings, LLC, entered into an Output Distribution Agreement dated December 7, 2007, which required that an additional written agreement with respect to certain matters be entered into before certain assets were transferred to Image. Image repudiated such additional agreement on January 22, 2008. Upon such repudiation of the additional agreement, Section 4.01(xii) of the Merger Agreement was violated. Image is in default under the Merger Agreement on account of its breach and violation of the Output Distribution Agreement, specifically Image’s failure to obtain BTP’s consent thereto.
2. Agreements not in the Ordinary Course. To BTP’s best knowledge, Image has violated Section 4.01(ii) of the Agreement, by entering into one or more agreements on terms not in the ordinary course. BTP has objected to the terms of such agreements as being sub-standard and not in the ordinary course.

3. Failure to Notify Certain Matters. Image has failed to apprise BTP of its deteriorating financial conditions which, to BTP’s best knowledge, is the reason which prevents Image from incurring (i) any indebtedness with respect to any Alternative Financing, and (ii) the indebtedness contemplated by the Revised Financing Commitments.
4. Representation and Warranty. Image’s representation in Section 3.01(d)(z) has failed, in that the incurrence of secured indebtedness under the Revised Financing Commitments or typical senior secured indebtedness, will cause Image to be in default with its existing lender and such lender will not consent to such indebtedness incurrence.
5. Material Adverse Change. To BTP’s best knowledge, Image’s financial condition and results of operations have suffered material adverse changes, and Image is not able to effect the closing representation required under Section 4.01(g).
6. Prohibited Announcement. Image effected a press release on January 25, 2008, in violation of Section 5.06(f) of the Agreement.
BTP reserves all of its rights and defenses on account of Image’s breaches and defaults. This Amended Default Notice does not purport to be a complete statement of all relevant matters.

By:

BTP Acquisition Company LLC

ANNEX A
Notice of Default
Under
Amended and Restated Merger Agreement
To:
IMAGE ENTERTAINMENT, INC. (“Image”)
20525 Nordhoff Street — Suite 200
Chatsworth, CA 91311-6104
ATTN: Dennis Hohn Cho, Esq.
From:
BTP Acquisition Company LLC (“BTP”)
10100 Santa Monica Blvd, Ste. 1250
Los Angeles, CA 90067
Date of Notice: January 23, 2008
Subject Agreement: Amended and Restated Merger Agreement (“Agreement”) dated June 27, 2007 among Image, BTP and BTP’s affiliate.
Default Notice is hereby given by BTP to Image pursuant to the Agreement. Image is in breach and default of the Agreement. Such breaches and default consist of (but are not limited to):
1. Failure to Obtain Material Consent of Image’s Lender. Image has failed to procure the necessary consent of Wachovia Bank to the merger, which failure constitutes a violation of Section 3.01(d)(i)(z) of the Agreement. Specifically, without limitation, Image has failed to procure Wachovia’s consent to the $60 million of secured acquisition debt which was to be incurred by Image to finance BTP’s consummation of the merger ($35 million of which debt was to be senior to Wachovia). Consummation of a $60 million acquisition debt facility will result in a default by Image under the Wachovia facility.
2. Nondisclosure and Consummation of Prohibited Agreements. BTP (upon information) understands that Image has entered into several distribution and license agreements which are prohibited by Section 4.01(xii) of the Agreement, and Image has not disclosed such agreements to BTP nor sought BTP’s approval or disapproval thereof. Consummation of such agreements is prohibited, unless first disclosed to BTP and approved by BTP in writing.
BTP reserves all of its rights and defenses on account of Image’s breaches and defaults. This Default Notice does not purport to be a complete statement of all relevant matters.
By:
BTP Acquisition Company LLC